UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 27, 2012

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Fusion Telecommunications International, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the "Meeting") on February 27, 2012, at 3:00 p.m., Eastern Standard Time.  The Meeting was held at the Company's principal office at 420 Lexington Avenue, Suite 1718, New York, New York, 10170.

Two proposals were presented for consideration and adopted by the Company's stockholders: (1) the election of nine Directors to the Company's Board of Directors to serve until the next annual meeting of stockholders, and (2) the ratification of the appointment of Rothstein, Kass to act as the Company's Independent Registered Public Accountants for the fiscal year ended December 31, 2011.

The number of shares cast for and against, as well as the number of abstentions and broker non-votes as to each of these matters is as follows:

Election of Directors	Shares For	Shares Withheld	Broker Non-Votes
Marvin S. Rosen	82,261,829	132,965	12,136,071
Matthew D. Rosen	82,263,115	131,679	12,136,071
Philip D. Turits	82,261,829	132,965	12,136,071
E. Alan Brumberger	82,277,401	117,393	12,136,071
Julius Erving	82,117,086	277,708	12,136,071
Paul C. O'Brien	82,277,401	117,393	12,136,071
Michael J. Del Guidice	82,268,401	126,393	12,136,071
Larry Blum	82,277,401	117,393	12,136,071
William Rubin	82,277,401	117,393	12,136,071

Proposal	Shares For	Shares Against	Abstentions	Not Voted

Ratification of the appointment of Rothstein, Kass& Company, P.C. as independent public accountants for the year ending December 31, 2011.	91,471,454	2,987,482	71,929	59,118,756

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
February 28, 2012	as President, Chief Operating Officer and Acting Chief Financial Officer